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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): NOVEMBER 29, 1999



                             PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)



        DELAWARE                    0-9808                    13-2898764
(State of Incorporation)      (Commission File No.)        (I.R.S. Employer
                                                          Identification No.)



      500 DALLAS STREET, SUITE 700
          HOUSTON, TEXAS 77002                                   77002
(Address of Principal Executive Offices)                       (Zip Code)


      Registrant's telephone number, including area code:  (713) 654-1414

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ITEM 5.   OTHER EVENTS.

     On November 29, 1999, the Registrant and Plains All American Pipeline, L.P. announced that Plains All American Pipeline, L.P. had discovered unauthorized trading activity by an employee in its crude oil trading operations. The unauthorized transactions are expected to result in losses to Plains All American of approximately $160 million. The Registrant's announcement is attached as an exhibit to this report. The general partner of Plains All American is a wholly-owned subsidiary of the Registrant. The general partner owns 54% of Plains All American.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 - Press release of the Registrant dated November 29, 1999, announcing losses by Plains All American, L.P. expected to be approximately $160 million as a result of an employee's unauthorized trading.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 1999


                             PLAINS RESOURCES INC.



                             By: /s/ Michael R. Patterson
                                 --------------------------
                             Name: Michael R. Patterson
                             Title:   Vice President
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                               INDEX TO EXHIBITS


Number                                    Exhibit
---------                                ---------
99.1        Press release of the Registrant dated November 29, 1999, announcing losses by Plains All American, L.P. expected to be approximately
            $160 million as a result of an employee's unauthorized trading.